Dina C. Lee
Assistant Vice President
Associate Counsel

October 26, 2001

Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

                  Re:  Oppenheimer Main Street Small Cap Fund
                          Written Representation of Counsel
                          Reg. No. 333-78269; File No. 811-09333

To the Securities and Exchange Commission:

         On behalf of  Oppenheimer  Main Street Small Cap Fund (the  "Fund") and  pursuant to  Paragraph  (b)(4) of
Rule 485 under the  Securities  Act of 1933, as amended (the "1933 Act"),  and in  connection  with an Amendment on
Form  N-1A  which  is  Post-Effective  Amendment  No.  5 to the 1933  Act  Registration  Statement  of the Fund and
Amendment  No. 6 to its  Registration  Statement  under  the  Investment  Company  Act of  1940,  as  amended,  the undersigned  counsel,  who prepared or reviewed such Amendment,  hereby  represents to the  Commission,  for filing with such Amendment,  that said Amendment does not contain  disclosures  which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                                              Sincerely,

                                                             /s/Dina C. Lee
                                                             --------------
                                                              Dina C. Lee
                                                              Assistant Vice President and
                                                              Assistant Counsel
                                                              732.839.3196